UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Park Dental Partners, Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State of incorporation or organization)	93-2020683 (I.R.S. Employer Identification No.)

2200 County Road C West, Suite 2210 Roseville, Minnesota (Address of principal executive offices)	55113 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective automatically pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective automatically pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-290001

Securities to be registered pursuant to Section 12(g) of the Act: None

b

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.0001 per share (“Common Stock”) of Park Dental Partners, Inc. (the “Registrant”) to be registered hereunder is set forth in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as amended (File No. 333-290001) (the “Form S-1”), filed by the Registrant with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and is incorporated herein by reference.

Any form of prospectus subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act that includes a description of Common Stock shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Form S-1 or incorporated by reference as indicated below.

Exhibit No.	Description
3.1	Fourth Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed with the SEC on November 18, 2025).
3.2	Bylaws of the Registrant dated October 31, 2023 (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 filed with the SEC on November 18, 2025).
3.3	Amendment No. 1 to Bylaws of the Registrant, dated December 4, 2024 (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 filed with the SEC on November 18, 2025).
4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed with the SEC on November 18, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PARK DENTAL PARTNERS, INC.

Date: December 2, 2025	By:	/s/ Christopher J. Bernander
	Name:	Christopher J. Bernander
	Title:	Chief Financial Officer